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                                                                    EXHIBIT 23.2


                            INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Canterbury Park Holding Corporation on Form S-8, relating to the Canterbury Park Holding Corporation 1994 Stock Plan, Canterbury Park Holding Corporation Compensatory Employee and Advisor Stock Plan, and Canterbury Park Holding Corporation Stock Option Plan for Non-Employee Consultants and Advisors of our report dated March 7, 1997 appearing in the Annual Report on Form 10-KSB of Canterbury Park Holding Corporation for the year ended December 31, 1996.



Minneapolis, Minnesota                 /s/ Deloitte & Touche LLP
August 25, 1997